Exhibit 99.1

NEWS RELEASE

Atmel Reports First Quarter 2009 Financial Results
SAN JOSE, CA, May 5, 2009 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the first quarter ended March 31, 2009.
Revenues for the first quarter of 2009 were $271.5 million, an 18.9% decrease compared to $334.6 million for the fourth quarter of 2008 and a 34.0% decrease compared to $411.2 million for the first quarter ended March 31, 2008.
Net income, on a GAAP basis, for the first quarter of 2009 totaled $3.6 million or $0.01 per diluted share. This compares to a net loss of $(24.4) million or $(0.05) per diluted share for the fourth quarter of 2008 and net income of $6.8 million or $0.02 per diluted share for the year-ago quarter.
Non-GAAP net income for the first quarter of 2009 totaled $20.1 million or $0.04 per diluted share compared to net income of $4.8 million or $0.01 per diluted share for the fourth quarter of 2008 and $13.3 million or $0.03 per diluted share for the year-ago quarter.
Gross profit, as a percent of revenue, was 35.1% for the first quarter of 2009 and within the internal expectations announced by the Company in February 2009. This compares to gross profit of 39.7% for the fourth quarter of 2008 and 35.5% for the year-ago quarter.
“We are pleased with the substantial progress we achieved in reducing operating costs this quarter, especially in light of the revenue softness,” said Steve Laub, Atmel’s President and Chief Executive Officer. “Although visibility remains limited, we are seeing signs that order patterns have stabilized as bookings in March showed signs of improvement.”
Operating loss was $(20.5) million for the first quarter of 2009, or (7.6)% of revenue. This compares to an operating loss of $(18.2) million for the fourth quarter of 2008 and an operating profit of $15.4 million for the first

Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

quarter of 2008. Included in the first quarter 2009 operating loss was $8.5 million of net charges related to acquisition, restructuring, grant repayments and gain on sale of assets.
Stock-based compensation expense was $5.4 million for the first quarter of 2009, compared to $9.1 million for the fourth quarter of 2008 and $6.3 million for the year-ago quarter.
Income tax benefit totaled $27.7 million for the first quarter of 2009. This compares to an income tax provision of $3.5 million for the fourth quarter of 2008 and $3.2 million for the first quarter of 2008. The income tax benefit for the first quarter of 2009 was the result of the release of reserves related to certain foreign R&D tax credits that the Company realized in the quarter.
Combined cash balances (cash and cash equivalents plus short-term investments) totaled $416.9 million at the end of the first quarter of 2009, a decrease of $23.7 million from the end of the prior quarter. Not included in this balance is $17.2M of restricted cash required as a result of the lower borrowing base from our revolving line of credit. Cash provided from operations totaled approximately $5.6 million for the first quarter of 2009. This compares to $33.7 million for the fourth quarter of 2008 and cash used in operations of $40.2 million for the first quarter of 2008.
The Company’s effective average exchange rate in the first quarter of 2009 was approximately $1.32 to the euro, compared to $1.35 to the euro in the fourth quarter of 2008 and $1.47 to the euro in the year-ago period. A $0.01 decrease in the dollar/euro exchange rate increases operating income by approximately $0.3 million each quarter.
First Quarter 2009 and Recent Operational Highlights
•	Gartner Confirms Atmel as Fastest Growing Top Ten 8-bit Microcontoller Supplier for 2008

•	Announced the pursuit of strategic alternatives for the ASIC business and related manufacturing assets

•	Completed the previously announced cost reduction actions in North America and Europe with an expected annual savings of $32 million

•	Implemented additional cost and headcount reductions in North America with an expected annual savings of $13 million beginning in the second quarter of 2009
Recent Product Highlights
•	Awarded Product of the Year by Electronic Products China for Touchscreen Devices

•	Low Cost 4-Channel QTouch Capacitive Touch Button Controller Targets Mobile Devices

•	New picoPower™ AVR® ATtiny10 Takes Industry’s Leading Position in 6-pin Microcontrollers

•	Launched New AVR32 Microcontroller with High Speed Communication for Digital Audio Solutions

•	Introduced New Family of 0.7V tinyAVR Microcontrollers

•	Secure Microcontroller with SERMEPA’s Advantis Crypto Smart Card Receives VISA Approval

•	Introduced Highly Integrated System-in-Package Solution for Automotive LIN Networking Applications

Business Outlook
Due to the current macroeconomic environment and limited visibility, the Company expects second quarter 2009 revenues will be up in the range of 1% to 4% on a sequential basis.
Non-GAAP
Non-GAAP net income excludes charges related to restructuring activities, acquisitions, grant repayments, gain on sale of assets, and stock-based compensation, as well as pension benefit related to fab sale, distributor bad debt expense (recovery), unsolicited M&A expense and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter 2009 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 97406411 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the May 5, 2009 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 97406411.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about order patterns for our products and future operating and financial performance including second quarter 2009 revenues. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the ability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock, compliance with U.S. and international trade and export laws and regulations by us and our distributors, unfavorable results of legal proceedings and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Investor Contact: Robert Pursel Director of Investor Relations 408-487-2677	Media Contact: Barrett Golden / Sharon Stern Joele Frank, Wilkinson Brimmer Katcher 212-355-4449
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Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	$384,989	$408,926
Short-term investments	31,897	31,707
Restricted cash	17,272	—
Accounts receivable, net	172,943	184,698
Inventories	244,870	324,016
Current assets held for sale	115,879	—
Prepaid and other current assets	47,333	77,542

Total current assets	1,015,183	1,026,889
Fixed assets, net	175,096	383,107
Goodwill	50,039	51,010
Intangible assets, net	32,362	34,121
Non-current assets held for sale	181,833	—
Other assets	36,419	35,527

Total assets	$1,490,932	$1,530,654

Current liabilities
Current portion of long-term debt	$127,221	$131,132
Trade accounts payable	82,933	116,392
Accrued and other liabilities	138,288	207,017
Current liabilities held for sale	64,537	—
Deferred income on shipments to distributors	39,675	41,512

Total current liabilities	452,654	496,053
Long-term debt less current portion	11,999	13,909
Long-term liabilities held for sale	12,138	—
Other long-term liabilities	209,031	218,608

Total liabilities	685,822	728,570

Stockholders’ equity	805,110	802,084

Total liabilities and stockholders’ equity	$1,490,932	$1,530,654

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Net revenues	$271,493	$334,610	$411,237

Operating expenses
Cost of revenues	176,088	201,659	265,183
Research and development	52,557	61,859	66,377
Selling, general and administrative	54,918	77,163	63,562
Acquisition-related charges	5,499	6,504	3,711
Charges for (credit) from grant repayments	765	254	(119)
Restructuring charges	2,352	8,115	27,908
Gain on sale of assets	(164)	(2,706)	(30,758)

Total operating expenses	292,015	352,848	395,864

(Loss) income from operations	(20,522)	(18,238)	15,373

Interest and other expense, net	(3,545)	(2,590)	(5,387)

(Loss) income before income taxes	(24,067)	(20,828)	9,986
Income tax benefit (provision)	27,693	(3,524)	(3,198)

Net income (loss)	$3,626	$(24,352)	$6,788

Basic net income (loss) per share:
Net income (loss)	$0.01	$(0.05)	$0.02

Weighted-average shares used in basic net income (loss) per share calculations	449,685	448,524	444,670

Diluted net income (loss) per share:
Net income (loss)	$0.01	$(0.05)	$0.02

Weighted-average shares used in diluted net income (loss) per share calculations	456,431	448,524	447,643

Atmel Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008

GAAP net income (loss)	$3,626	(24,352)	6,788

Special items:
Stock-based compensation expense	5,382	9,050	6,307
Acquisition-related charges	5,499	6,504	3,711
Charges for (credit) from grant repayments	765	254	(119)
Restructuring charges	2,352	8,115	27,908
Gain on sale of assets	(164)	(2,706)	(30,758)
Pension benefit related to fab sale	—	(4,267)	—
Distributor bad debt expense (recovery)	(2,000)	11,717	—
Unsolicited M&A expense	4,934	1,244	—
Income tax effect of non-GAAP items	(322)	(784)	(500)

Total special items	16,446	29,127	6,549

Non-GAAP net income	$20,072	$4,775	$13,337

Diluted non-GAAP net income per share:
Net income	$0.04	$0.01	$0.03

Non-GAAP weighted-average shares used in diluted non-GAAP net income per share calculations	467,126	466,901	453,100

Reconciliation of GAAP to non-GAAP shares used in diluted income per share calculations:

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Diluted weighted-average shares used in per share calculations — GAAP	456,431	448,524	447,643
Dilutive stock awards	10,695	18,377	5,457

Diluted weighted-average shares used in per share calculations — non-GAAP	467,126	466,901	453,100

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for (credit) from grant repayments.

Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Gain on sale of assets.
Atmel recognizes gains resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Pension benefit related to fab sale.
Pension benefit related to the reduction of pension liability and the release of related accumulated other comprehensive income as a result of Atmel’s sale of its manufacturing operations in Heilbronn, Germany. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Distributor Bad Debt Expense (Recovery)
Distributor bad debt (recovery) expense related to a reserve and subsequent partial collection for receivables from an Asian distributor whose business was extraordinarily impacted following their addition to the US government’s Entity List which prohibits the Company from shipping products to the distributor. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Unsolicited M&A expense.
The Company incurred certain expenses to advise the Company concerning the take-over bid from Microchip Technology, Inc. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.